AMENDMENT TO THE
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Amendment (this “Amendment”) is made and entered into as of August 8, 2016, by and between Astoria Financial Corporation, a Delaware corporation (the “Company”), and Frank E. Fusco (the “Executive”).
WHEREAS, the Company and the Executive have entered into that certain Amended and Restated Employment Agreement, dated as of October 16, 2014 (the “Employment Agreement”);
WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of October 28, 2015 (the “Merger Agreement”), with New York Community Bancorp, Inc., a Delaware corporation (“Parent”), pursuant to which, at the Effective Time (as defined in the Merger Agreement), the Company will merge with and into Parent, with the Parent surviving (the “Merger”);
WHEREAS, in connection with the Merger, the Company and the Executive desire to amend the Employment Agreement as set forth herein; and
WHEREAS, Section 5.2 of the Company Disclosure Schedule (as defined in the Merger Agreement) permits the adoption of this Amendment.
NOW, THEREFORE, pursuant to Section 25 of the Employment Agreement, the Employment Agreement is hereby amended as follows, effective as of immediately prior to the Effective Time (as defined in the Merger Agreement):

1.	A new Section 11(c) is hereby added as follows:
(c)    From and after a Change of Control, whether or not the Executive’s employment terminates, at the Executive’s election, the Executive shall be entitled to purchase the automobile provided by the Bank that the Executive is using (or has ordered) as of October 28, 2015 at book value as reflected in the Company’s books, plus any sales tax and registration fees.

2.	A new Section 11(d) is hereby added as follows:
(d)    Notwithstanding the terms of the Astoria Federal Savings and Loan Association Retirement Medical and Dental Benefit Policy for Senior Officers (Vice Presidents & Above) (the “Retiree Welfare Policy”), effective as of a Change of Control, the Executive shall be considered to have satisfied the eligibility requirements of the Retiree Welfare Policy and shall be eligible to commence benefits under such policy upon or following any termination of employment thereafter based on a level of employer subsidy that credits the Executive with an additional three years of

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age and service beyond the Executive’s age and service on the date of his termination of employment (e.g., if the Executive is age 52 with 7 years of service as of the date of the Change of Control, the Executive shall be eligible for benefits without regard to when the Executive’s termination date occurs and upon the Executive’s termination date, the Executive shall be treated as being three years older than his actual age, and with three years more service than his years of service, as of the termination date).

3.
Except as expressly amended by this Amendment, all terms and conditions of the Employment Agreement shall remain in full force and effect. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. If the Merger Agreement is terminated by the parties thereto without the consummation of the transactions contemplated thereby, this Amendment shall be null and void ab initio.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ATTEST:                    ASTORIA FINANCIAL CORPORATION

/s/    Alan P. Eggleston            By:    /s/    Monte N. Redman
Name:    Alan P. Eggleston             Name:    Monte N. Redman
Title:    Senior Executive Vice President,     Title:    President & Chief Executive Officer
Chief Risk Officer &
Assistant Secretary

/s/    Frank E. Fusco
Frank E. Fusco

[Signature Page to A&R Employment Agreement Amendment]